EXHIBIT 10.5
NON-STATUTORY STOCK OPTION AGREEMENT

This Agreement (“Agreement”) is made this _________of June, 2005, by and between MacroSolve, Inc. an Oklahoma corporation (hereinafter referred to as the “Corporation”), and ________________(hereinafter referred to as the “Optionee”).

WHEREAS, the Optionee is an Independent Director of the Corporation, and the Corporation considers it desirable and in its best interests that the Optionee be given an inducement to acquire a proprietary interest in the Corporation, and an added incentive to advance the interests of the Corporation by possessing an option to purchase voting common stock of the Corporation; and

WHEREAS, this Agreement is intended to be entered into to provide such incentive to the Optionee pursuant to, and in accordance with the Key Employee Stock Incentive Plan (“Plan”) that has been approved by the Board of Directors (“Board”) and the Stockholders of the Corporation, and is administered by the Compensation Committee (“Committee”) of the Board pursuant to the Plan.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1.    Grant of Option. The Corporation hereby grants to the Optionee the right, privilege and option to purchase 2,000 shares of the Corporation's voting common stock at the purchase price of Eight Dollars Fifty Cents ($8.50) per share, in the manner and subject to the conditions hereinafter provided and the terms and provisions of the Plan, which are incorporated herein by reference.  Should there be any inconsistency between the terms and provisions of this Agreement and the Plan, the provisions of the Plan shall control.

2.    Time of Exercise and Vesting of Option. Prior to the termination of the options as provided in Paragraph 5 below, the options may be exercised (i) with respect to Four Hundred (400) shares at any time after June 23, 2006 (ii) with respect to an additional Four Hundred (400) shares at any time after June 23, 2007 (iii) with respect to an additional Four Hundred (400) shares at any time after June 23, 2008  (iv) with respect to an additional Four Hundred (400) shares at any time after June 23, 2009 and (v) with respect to the remaining Four Hundred (400) shares at any time after June 23, 2010.  The options may be exercised in whole or in increments of at least one (1) share.

3.    Method of Exercise. The option shall be exercised by written notice directed to the Board of Directors of the Corporation, at the Corporation's principal place of business, accompanied by check (or other form of payment acceptable to the Corporation) in payment of the option price for the number of shares specified and paid for. The Corporation shall make immediate delivery of such shares, provided that if any law or regulation requires the Corporation to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Provided, the Optionee agrees to pay to the

Corporation any applicable federal, state, or local income, employment, social security, medicare, or other withholding tax obligation arising in connection with this option, or the Optionee's exercise thereof; and the Corporation shall have the right, without the Optionee's prior approval or direction, to satisfy such withholding tax by withholding all or any part of the shares of common stock that would otherwise be transferred and delivered to the Optionee, with any shares so withheld to be valued at the fair market value on the date of such withholding as determined by the Corporation pursuant to the Plan. The purchase price of shares subject to this option shall be paid in cash, or by bank-certified, cashiers, or personal check subject to collection; or, in the alternative, the Optionee, with the prior written consent of the Corporation, may pay the purchase price in shares of common stock of the Corporation transferred and surrendered by the Optionee to the Corporation, or any combination of the foregoing means of payment; provided, that the making of any payment by the Optionee other than by check shall be subject to any conditions, rules, regulations, and procedures which the Corporation may adopt or prescribe, which shall be effective as to the exercise of this option to the extent provided therein, without regard to the form of payment otherwise allowed or authorized with respect to any other option or participant under the Plan.

4.    Restriction on Exercise. This option shall not be exercisable unless, at the time of such exercise, the Corporation's common stock subject hereto is exempt from registration, is the subject matter of an exempt transaction, is registered by description, by coordination or by qualification, or at such time is the subject matter of a transaction which has been registered by description, pursuant to the laws of the state of Oklahoma and/or the applicable provisions of any other state of federal securities laws.

5.    Termination of Option. The option, to the extent not previously exercised, shall terminate upon the earlier to occur of (a) the date on which the Optionee’s membership on the Board of Directors of the Corporation is terminated by any manner whatsoever (including, without limiting the generality of the foregoing, the death or disability of the Optionee); or (b) the Sixth (6th) anniversary of the date of this Agreement.

6.    Reclassification, Consolidation or Merger.  It is understood and agreed that prior to expiration of the term of the option granted under this Agreement or the exercise thereof in full by the Optionee, certain changes in capitalization and ownership of the Corporation may occur, and it is understood and agreed with respect to such changes in capitalization and ownership that:

(a)    If and to the extent that the number of issued shares of voting common stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share hereunder shall be proportionately adjusted. If the Corporation is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option over the aggregate option price of such shares, and the new option or assumption of the old option shall not give the Optionee additional benefits which he did not have under the old option, or deprive him of benefits which he had under the old option.

(b)    Notwithstanding any provision to the contrary stated herein, to the extent this option is not yet fully vested and exercisable at the time of a Change in Control with respect to the Corporation, then pursuant to the provisions of the Plan, it shall become fully vested and exercisable at that time.   The provisions of this subparagraph (b) shall be applied in addition to, and shall not reduce, modify, or change any other obligation or right of the Optionee otherwise provided for in paragraph 10, below, concerning the Optionee's continued employment with the Corporation or the termination thereof.  If this option becomes subject to this subparagraph (b), it shall remain fully vested and exercisable until it expires or terminates pursuant to its terms and conditions.  This option is subject to the provisions of Section 8(e) of the Plan authorizing the Corporation, or a committee of its Board of Directors, to provide in advance or at the time of a Change in Control for cash to be paid in settlement of this option, all subject to such terms and conditions as the Corporation or the Committee, in its sole discretion, may determine and impose.  For purposes of this subparagraph (b), the term "Change in Control" shall have the same meaning as provided in the definition thereof stated in Section 2(c) of the Plan, including any amendments thereof which may be made from time to time in the future pursuant to the provisions of the Plan, with any amended definition of such term to apply to all events thereafter coming within the amended meaning.

7.    Rights and Restrictions Prior to Exercise of Option.  The Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of such shares as herein provided. This option is nontransferable by the Optionee other than by will or the laws of descent and distribution and, during the Optionee's lifetime, is exercisable only by the Optionee.

8.    Rights and Restriction on Transferability of Shares With Respect to Shares Acquired By Exercise of Option.  Any shares acquired by the Optionee as a result of the exercise, in whole or in part as permitted herein, of the options granted under this Agreement shall be subject to the rights to require repurchase of the shares, and such shares shall not be transferable during the periods the Optionee and the Corporation have a rights to require such repurchase except by the exercise of such rights.

(a)    The Corporation shall have the right to purchase all shares acquired by the Optionee under this Option for a period of one (1) year from the date of the Optionee’s termination as an Independent Director with the Corporation at the price paid by the Participant or the value assigned to such shares at the time of the Optionee’s acquisition of the shares, as determined by the Plan Committee, in its sole discretion.

(b)    If the Corporation does not exercise its right to purchase any shares from the Optionee pursuant to the provisions of subparagraph (a) of this paragraph 8, above, the Optionee shall have the right to require that the Corporation purchase all shares acquired by the Optionee under this Option at the same price as is provided for in subparagraph (a) of this paragraph 8.  The Optionee shall have the right to so require the purchase of such shares for a period of one (1) year after the expiration of the Corporation’s right to purchase provided for in paragraph (a) of this Section 8.

(c)           In the event of the death of the Optionee after having acquired shares under this Option, the estate, executor or administrator of the estate of the deceased Optionee shall have the right to require that the Corporation purchase all such shares at the then current price of such shares, as determined by the Plan Committee, in its sole discretion.  This right to require the Corporation to purchase such shares shall be for a period of one (1) year from the date of death of the Optionee.

(d)           If the right to require the Corporation to purchase of shares from the estate of a deceased Optionee under subparagraph (c) of this paragraph 8 is not exercised, then the Corporation shall have the right to purchase such shares from the estate or any other transferee or holder for a period of one (1) year from the expiration of the period of the estate’s right to require the Corporation to purchase the shares under subparagraph (c) of this paragraph 8.  The price shall be the then current price of such shares, as determined by the Plan Committee, in its sole discretion.

(e)           In the event of the retirement from Directorship with the Corporation of the Optionee after having acquired any shares under this Option the Optionee shall have the right to require that the Corporation purchase all such shares at the then current price of such shares, as determined by the Plan Committee, in its sole discretion.  This right to require the Corporation to purchase shares shall be for a period of three (3) years from the date of the Optionee’s retirement.

(f)           If the right to require purchase of shares from the Optionee under subparagraph (e) of this paragraph 8 is not exercised, then the Corporation shall have the right to purchase such shares from the Optionee for a period of one (1) year from the expiration of the period of the Optionee’s right to require the Corporation to purchase shares under paragraph (e) of this paragraph 8.  The price shall be the then current price of such shares, as determined by the Committee, in its sole discretion.

9.    Stock Legend. The Corporation shall place the following legend upon any certificate of stock subject to this Agreement:

“The shares represented by this certificate are subject to a certain Agreement by and between MacroSolve, Inc. and the initial owner of record which restricts the free transferability of said shares. The Corporation will mail to the holder of this certificate, without charge, a copy of such Agreement within five (5) days after receiving a written request therefor.”

The certificate, with said legend thereon, shall be delivered to the Optionee who shall be entitled, subject to the terms of this Agreement, to exercise all rights of ownership of such stock. The Corporation agrees that it will cause a similar legend to be placed on all certificates for shares hereafter issued by it which are subject to the provisions of this Agreement.  Upon the expiration of the periods of the rights to require repurchase of shares pursuant to paragraph 8, above, the Corporation shall reissue a certificate without such legend for any shares that are still held by the Optionee.

10.   Employment of Optionee; Termination at Will. The Optionee in consideration of the Corporation’s entering into this Agreement and granting of the option contained herein as incentive compensation to Optionee agrees to continue to perform service as an Independent Director of the Corporation at its will and pleasure; provided, the Optionee acknowledges and agrees that neither this Agreement nor the Optionee’s ownership of shares in the Corporation shall affect the Optionee’s position as an Independent Director at will of the Corporation.

11.   Non-Statutory Stock Option. This Agreement is intended to be a Non-Statutory Stock Option as defined in the Plan, which is not intended to qualify for the tax treatment applicable to incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended.

12.   Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings concerning such subject matter, and the Employee acknowledges that the Corporation has not made, and the Optionee has not relied upon, any warranties, representations, statements or commitments except for those set forth herein.

13.   Optionee Representations. The Optionee acknowledges that the shares to be issued under this Agreement will be issued to the Optionee pursuant to a registration exemption provided by the Securities Act of 1933, as amended (the “Act”). With respect to the receipt of such shares by the Optionee, the Optionee represents and warrants to the Corporation the following:

(a)    The Optionee will purchase the shares for investment only, for the Optionee’s own account, and not with a view to the distribution thereof.

(b)    The Optionee is aware that the shares will not be registered under the Securities Act of 1933, as amended, that the shares cannot be sold or otherwise transferred unless they are registered under the Act or unless an exemption from registration is available, and that one or more legends setting forth the restrictions on the transferability of the shares will appear on the certificate for the shares.

14.   Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered by the party to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice.

15.   Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

16.   Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

MACROSOLVE, INC.

“Corporation”

By: /s/ James C. McGill
James C. McGill, Chief Executive Officer

“Optionee”

_______________________________________